Exhibit 13(b)

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Allspring Global Dividend Opportunity Fund, hereby certifies, to the best of his knowledge, that the registrant’s report on Form N-CSRS for the six months ended April 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: June 26, 2024

By:	/s/ Andrew Owen
Andrew Owen
President
Allspring Global Dividend Opportunity Fund

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSRS with the Securities and Exchange Commission.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Allspring Global Dividend Opportunity Fund, hereby certifies, to the best of his knowledge, that the registrant’s report on Form N-CSRS for the six months ended April 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: June 26, 2024

By:	/s/ Jeremy DePalma
Jeremy DePalma
Treasurer
Allspring Global Dividend Opportunity Fund

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSRS with the Securities and Exchange Commission.